Exhibit 10.1

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), effective as of January 10, 2016, is entered into by and among Long Island Brand Beverages LLC, a New York limited liability company (“Borrower”), Long Island Iced Tea Corp., a Delaware corporation (“Parent”), and Brentwood LIIT Inc., a Delaware corporation (the “Lender”).

RECITALS

WHEREAS, pursuant to the terms of a certain Credit and Security Agreement (the “Agreement”), dated November 23, 2015, by and between Borrower, Parent and the Lender, the Lenders made available to the Borrower a secured convertible line of credit in the original principal amount of up to One Million Dollars ($1,000,000), subject to increase as provided therein, up to a maximum principal amount of Five Million Dollars ($5,000,000), all on the terms and subject to the conditions set forth therein; and

WHEREAS, the Lender has agreed to, among other things, a modification to the procedure for calculating interest on the Advances (as defined in the Agreement), such that interest compounds quarterly rather than monthly; and

WHEREAS, Borrower, Parent and the Lender wish to enter into this Amendment to confirm such agreement and other agreements of the parties.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly and mutually acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Incorporation. The Recitals set forth at the beginning of this Amendment are hereby incorporated in and made a part of this Agreement by this reference. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement

2.           Amendments to the Agreement.

(a)           Section 1.5 of the Agreement shall be amended to read in its entirety as follows:

“1.5           Interest. Interest on the outstanding principal amount of each Advance shall accrue at a rate equal to the Prime Rate (as published in the Wall Street Journal) plus seven and one-half percent (7.5%) per annum (the “Interest Rate”), and on each March 31st, June 30th, September 30th and December 31st after the making of each Advance such accrued interest shall be capitalized and paid by adding it to the outstanding principal amount of the Line of Credit until the repayment in full of all Obligations, the termination of this Agreement and cancellation of the Note. Each change in the Prime Rate (as published in the Wall Street Journal) shall result in a change to the Interest Rate. All computations of interest shall be made on the basis of a year of 360 days, as the case may be, and the actual number of days elapsed. Notwithstanding the foregoing, in no event shall the Interest Rate exceed the greater of 25% and the maximum rate of interest payable under applicable law.”

(b)           Section 1.6 of the Agreement shall be amended to read in its entirety as follows:

“1.6           Default Rate. Upon the Maturity Date or any acceleration thereof, and at Lender’s option upon the occurrence of any Event of Default and during the continuance thereof, the outstanding principal amount of each Advance shall bear interest at a rate that shall be equal to the Interest Rate then in effect plus eight percent (8.0%) per annum, but in no event greater than the maximum rate of interest payable under applicable law (the “Default Rate”), and notwithstanding anything to the contrary in Section 1.5, if the Default Rate then applies, on the first day of each calendar month, accrued interest shall be capitalized and paid by adding it to the outstanding principal amount of the Line of Credit. The Default Rate shall continue to apply whether or not judgment shall be entered on the Note. The Default Rate is imposed as liquidated damages for the purpose of defraying the Lender’s expenses incident to the handling of delinquent payments, but is in addition to, and not in lieu of, the Lender exercise of any rights and remedies hereunder or under applicable law, and any fees and expenses of any agents or attorneys which the Lender may employ. In addition, the Default Rate reflects the increased credit risk to the Lender of carrying an Advance that is in default. Borrower agrees that the Default Rate is a reasonable forecast of just compensation for anticipated and actual harm incurred by the Lender, and that the actual harm incurred by the Lender cannot be estimated with certainty and without difficulty.”

(c)           All references to “Agreement” in the Agreement and to “Credit Agreement” in the Note shall be deemed to be references to the Agreement as amended by this Amendment.

3.           No Other Changes or Modification. Nothing contained in this Amendment shall be deemed to cancel, extinguish, release, discharge or constitute payment or satisfaction of the Note or, except as set forth herein, to affect the obligations represented by the Note.

4.           Confirmation and Reaffirmation. All of the terms, covenants, conditions, waivers and consents contained in the Agreement, the other agreements referred to therein and the other Loan Documents, as amended hereby, are and shall remain in full force and effect. The Agreement, the other agreements referred to therein and the other Loan Documents, as amended hereby, the indebtedness evidenced and secured thereby and the security provided thereby are hereby ratified and confirmed, and each and every grant, provision, covenant, condition, obligation, right and power contained therein or existing with respect thereto shall continue in full force and effect. Borrower and Parent hereby acknowledge and agree that the Agreement, the other agreements referred to therein and the other Loan Documents, as amended hereby, are enforceable against Borrower and Parent and against the Collateral in accordance with their terms.

2

5.           Miscellaneous.

(a)           This Amendment may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which shall collectively constitute a single agreement, fully binding and enforceable against the parties hereto.

(b)           This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(c)           This Amendment shall be construed in accordance with, and governed in all respects by, the laws of the State of New York.

[Signatures begin on next page.]

3

IN WITNESS THEREOF, this Amendment has been executed by the undersigned as of the day, month and year first above written.

BORROWER:

LONG ISLAND BRAND BEVERAGES LLC

By:	/s/ Philip Thomas
Name: Philip Thomas
Title: CEO

PARENT:

LONG ISLAND ICED TEA CORP.

By:	/s/ Philip Thomas
Name: Philip Thomas
Title: CEO

LENDER:

Brentwood LIIT Inc.

By:	/s/ Kerry Finnigan
Name: Kerry Finnigan
Title: Director